The registrant is a segregated asset account of CMFG Life Insurance Company and is therefore owned and controlled by CMFG Life Insurance Company. CMFG Life Insurance Company is a stock life insurance company. CMFG Life is duly authorized and licensed to do a life and health insurance business in forty-nine other states, the District of Columbia, and in foreign countries. Various companies and other entities are controlled by CMFG Life Insurance Company and may be considered to be under common control with the registrant or CMFG Life Insurance Company. Such other companies and entities, together with the identity of their controlling persons (where applicable), are set forth on the following organization charts.

CUNA Mutual Holding Company
Organizational Chart As Of February 28, 2023

CUNA Mutual Holding Company is a mutual insurance holding company, and as such is controlled by its policy owners. CUNA Mutual Holding Company was formed under the Plan of Reorganization of CMFG Life Insurance Company. CUNA Mutual Holding Company, either directly or indirectly, is the controlling company of the following wholly-owned subsidiaries:

TruStage Financial Group, Inc.
State of domiciled: Iowa

1.	CUNA Mutual Global Holdings, Inc. State of domicile: Iowa

2.	CMFG Ventures, LLC State of domicile: Iowa

3.	SafetyNet Insurance Agency, LLC State of domicile: Iowa

4.	CMFG Ventures Discovery Fund, LLC State of domicile: Iowa

5.	CMFG Life Insurance Company State of domicile: Iowa

CMFG Life Insurance Company, either directly or indirectly, is the controlling company of the following wholly-owned subsidiaries, all of which are included in the CMFG Life Insurance Company’s consolidated financial statements:

	A.	CUNA Mutual Investment Corporation owns the following: State of domicile: Wisconsi

		1.	MEMBERS Life Insurance Company State of domicile: Iow

		2.	CUMIS Insurance Society, Inc. owns the following: State of domicile: Iow

			a.	CUMIS Specialty Insurance Company, Inc. State of domicile: Iow

			b.	CUMIS Mortgage Reinsurance Company State of domicile: Wisconsi

	3.	CUNA Brokerage Services, Inc. State of domicile: Wisconsi

	4.	CUNA Mutual Insurance Agency, Inc. State of domicile: Wisconsi

	5.	CUMIS Vermont, Inc. State of domicile: Vermon

	6.	International Commons, Inc. State of domicile: Wisconsi

	7.	MEMBERS Capital Advisors, Inc. State of domicile: Iow

		a.	MCA Fund I GP LLC State of domicile: Delawar

		b.	MCA Fund II GP LLC State of domicile: Delawar

		c.	MCA Fund III GP LLC State of domicile: Delawar

		d.	MCA Fund IV GP LLC State of domicile: Delawar

		e.	MCA Fund V GP LLC State of domicile: Delawar
		f.	MCA Fund VI GP LLC State of domicile: Delawar

	8.	CPI Qualified Plan Consultants, Inc. State of domicile: Delawar

		a.	PPP Services, LLC State of domicile: Delawar

	9.	Five County Holdings, LLC State of domicile: Illinoi

B.	6834 Hollywood Boulevard, LLC State of domicile: Delawar

C.	TruStage Insurance Agency, LLC State of domicile: Iow

	D.	CUNA Mutual Management Services, LLC State of domicile: Iow

		1.	Compliance Systems, LLC State of domicile: Michiga

		2.	CUneXus Solutions, LLC State of domicile: Delawar

		3.	ForeverCar Holdings, Inc. State of domicile: Delawar

			a.	ForeverCar LLC State of domicile: Illinoi

			b.	ForeverCar Consumer Credit LLC State of domicile: Illinoi

		4.	Integrated Lending Technologies, LLC State of domicile: Uta

	E.	MCA Fund I Holding LLC State of domicile: Delawar

	F.	AdvantEdge Digital, LLC State of domicile: Iow

	G.	MCA Fund II Holding LLC State of domicile: Delawar

	H.	MCA Fund III Holding LLC State of domicile: Delaware

	I.	American Memorial Life Insurance Company State of domicile: South Dakot

	J.	Union Security Insurance Company State of domicile: Kansa

	K.	Family Considerations, Inc. State of domicile: Georgi

	L.	Mt. Rushmore Road, LLC State of domicile: Delawar

6.	CUNA Mutual Holding Company either directly or indirectly, is the controlling company of the following:
	A.	CUNA Mutual International Finance, Ltd. State of domicile: Cayman Island

B.	CUNA Mutual International Holdings, Ltd. State of domicile: Cayman Island

C.	TruStage Global Holdings, ULC State of domicile: Alberta, Canada

	1.	TruStage Life of Canada State of domicile: Toronto, Canad

		a.	Association for Personal Resource Planning of Canada State of domicile: Ontario, Canad

	2.	Family Side, Inc. State of domicile: Ontario, Canad

D.	CUNA Caribbean Holdings St. Lucia, Ltd. State of domicile: St. Luci

	1.	CUNA Caribbean Insurance Jamaica Limited State of domicile: Jamaic

	2.	CUNA Caribbean Insurance OECS Limited State of domicile: St. Luci

	3.	CUNA Mutual Insurance Society Dominicana, S.A. State of domicile: Dominican Republi

	4.	CUNA Caribbean Insurance Society Limited State of domicile: Trinidad and Tobag